Exhibit 99.1

INNOVAGE ANNOUNCES THE RESIGNATION OF CEO MAUREEN HEWITT AND
THE APPOINTMENT OF PATRICK BLAIR AS PRESIDENT AND CEO

DENVER, January 3, 2022 – The Board of Directors of InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV) accepted the resignation of longtime CEO and director Maureen Hewitt, effective January 1, 2022, who has decided after 15 years with the company to pursue other opportunities. The Board also elevated Patrick Blair, the President of InnovAge, to the position of President and CEO.

InnovAge Board Chair Andrew Cavanna stated: “Patrick is a proven and effective leader who has the Board’s full support to lead InnovAge and to quickly address the issues that have arisen with CMS and our regulators in California and Colorado. We are committed to restoring trust with our regulators to being the leading steward of the PACE program. We also want InnovAge’s participants to know that the Board is committed to upholding the highest standards of care. Patrick’s long experience in healthcare services at Bayada, Amerigroup and Anthem make him uniquely qualified to lead the company, and we are excited to appoint Patrick as the President and CEO of InnovAge.”

Patrick Blair added, “I am very excited about the future of the PACE program, and about the quality of our InnovAge team. COVID has presented unique challenges to all providers, including PACE. Still, it is a great care model. I know we can address the issues presented and return to a very constructive partnership with the California and Colorado programs.”

Maureen Hewitt, the longtime CEO of InnovAge commented, “I am very proud of what we accomplished at InnovAge. I believe PACE is the best way to care for low-income seniors, and I know we have done a tremendous job for many thousands of participants and their families in the 15 years I have been privileged to lead the Company.”

Board member, and longtime Board Chair Tom Scully, added “I have always loved the PACE program, and when I met Maureen in 2012, I knew that she was bringing a new level of energy to this unparalleled model for senior care. We spent 3 years working with the State of Colorado to convert InnovAge into a private company, while creating a large foundation to support senior care in Colorado. With her tireless leadership, the company has since grown into four additional states, and InnovAge has helped the PACE model grow in popularity and acceptance. I am proud to have worked with Maureen for all these years, and grateful for all she has accomplished in building a great team and a great company.”

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model meaningfully improves the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge is at the forefront of value based senior healthcare and directly contracts with government payors, such as Medicare and Medicaid, to manage the totality of a participant’s medical care. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors— “win.” As of September 30, 2021, InnovAge served approximately 6,990 participants across 18 centers in five states. https://www.innovage.com/.

Forward-Looking Statements - Safe Harbor

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intend,” “believe,” “expect,” “will” and similar references to future periods. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements regarding the Company’s ability to address the issues raised in ongoing audits and the effects of any of the foregoing on our future results of operations or financial conditions.

You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the potential adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation; the viability of our growth strategy and our ability to realize expected results; our reliance on key members of management. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:
Ryan Kubota
rkubota@myinnovage.com